UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Website address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 15, 2021, Delta Air Lines, Inc. (“Delta”) entered into a Payroll Support Program Extension Agreement (the “PSP Extension Agreement”) with the United States Department of the Treasury (“Treasury”) pursuant to Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021 (PSP Extension Law).

Pursuant to the PSP Extension Agreement, Delta expects to receive $2.9 billion in payroll support payments, which must be used exclusively for the continuation of payment of employee wages, salaries and benefits. The payroll support payments are also conditioned on, among other things, Delta’s agreement to continue essential air service as directed by the U.S. Department of Transportation until March 1, 2022, certain limitations on executive compensation until October 1, 2022, and prohibitions on share repurchases and dividends through March 31, 2022. In addition, the PSP Extension Agreement prohibits Delta from conducting involuntary layoffs or furloughs of U.S. employees through March 31, 2021.

The relief payments consist of approximately $2.0 billion in grants and $830 million in an unsecured 10-year loan. Delta received the first installment of $1.4 billion under the agreement on January 15, 2021 and expects to receive the balance in the March quarter. The loan bears interest at an annual rate of 1.00% for the first five years (through January 15, 2026) and the applicable secured overnight financing rate plus 2.00% per year in the final five years. Approximately 70% of the payment received on January 15, 2021 was in the form of a grant, and approximately 30% was in the form of an unsecured loan. Delta issued a promissory note to Treasury on January 15, 2021 for approximately $400 million with respect to the term loan, which will increase to its full principal amount as the balance of payroll support payments is received. As a part of the PSP Extension Agreement, Delta has also agreed to issue to Treasury warrants to acquire approximately 2.1 million shares of Delta common stock, which warrant issuances are being made under an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Approximately one-half of the warrants were issued on January 15, 2021 and the remaining warrants will be issued as the balance of payroll support payments is received. The warrants have an initial exercise price of $39.73 per share (the closing price of Delta’s common stock on December 24, 2020), subject to adjustment in certain cases, and a five-year term.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Peter W. Carter
Date: January 15, 2021	Peter W. Carter Executive Vice President & Chief Legal Officer

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